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                                                                    Exhibit 23.6


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1997; with respect to the combined financial statements and schedule of Shelter Properties Partnerships for the year ended December 31, 1996, included in the Information Statement of Insignia Properties Trust that is made a part of the Registration Statement (Form S-4) and Prospectus of Apartment Investment and Management Company dated October 27, 1998.

                                                /s/ Ernst & Young LLP

Greenville, South Carolina
October 26, 1998